EXHIBIT 21

                       SUBSIDIARIES OF REGISTRANT

                                JURISDICTION OF      PERCENT
         NAME OF SUBSIDIARY      INCORPORATION      OWNERSHIP
            Hastings, Inc.         Ontario             100%

            HMC, Inc.<F1>          Michigan            100%

<F1> Formerly Douglas Corporation